Exhibit 99.1


                                                     Contact: William E. Keslar
                                                              Don H. Herring
                                                              (412) 433-6870

FOR IMMEDIATE RELEASE

USX CORPORATION REORGANIZES INTO HOLDING COMPANY

                  PIITTSBURGH, July 2, 2001 -- USX Corporation announced today that it has completed a reorganization into a holding company in accordance with Delaware law. USX entered into this reorganization, which under Delaware law did not require stockholder approval, to better structurally align its assets and liabilities with the attribution of these assets and liabilities to the Marathon Group and the U. S. Steel Group. This holding company reorganization has no impact on the rights of holders of USX-Marathon Group Common Stock (NYSE: MRO), USX-U. S. Steel Group Common Stock (NYSE: X) or USX 6.50% Cumulative Convertible Preferred Stock (NYSE: X pa).

                  In this transaction USX created a new wholly owned subsidiary named USX HoldCo Inc. USX HoldCo Inc. in turn formed a new wholly owned subsidiary named United States Steel LLC. Effective today upon the filing of a Certificate of Merger with the Delaware Secretary of State, USX Corporation was merged into United States Steel LLC. In this merger, United States Steel LLC was the survivor. In addition, USX HoldCo Inc. changed its name to USX Corporation. As a result of this reorganization the domestic steel business formerly conducted as an unincorporated division of USX is now conducted by United States Steel LLC as a wholly owned subsidiary of the new holding company. All subsidiaries of USX that are included in the U. S. Steel Group, such as U. S. Steel Kosice and USX Engineers & Consultants Inc., are now subsidiaries of United States Steel LLC. Marathon Oil Company is also a subsidiary of the new holding company and there has been no change in any subsidiary of Marathon Oil Company as a result of this reorganization.

                  Each existing outstanding share of USX-Marathon Group Common Stock, USX-U. S. Steel Group Common Stock and USX 6.50% Cumulative Convertible Preferred Stock issued by USX and outstanding prior to this merger was automatically converted into an identical share in the new holding company. The USX-Marathon Group Common Stock continues to reflect the assets and liabilities of the Marathon Group and the USX-U. S. Steel Group Common Stock continues to reflect the assets and liabilities of the
U. S. Steel Group. Similarly, the 6.50% Cumulative Convertible Preferred Stock remains unchanged; all dividends accrued prior to the date of the merger carry over and remain accrued and unpaid dividends of such stock. All stocks continue to be listed on the New York Stock Exchange and the common stocks also remain listed on the Pacific Stock Exchange and the Chicago Stock Exchange.

                  No stockholder needs to surrender or exchange any stock certificates as a result of the reorganization. Each outstanding stock certificate evidencing USX-Marathon Group Common Stock, USX-U. S. Steel Group Common Stock or USX 6.50% Cumulative Convertible Preferred
Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the identical number of shares of the corresponding class of stock of the new holding company. It is expected that shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reorganization. Each shareholder is advised to consult his or her tax advisor concerning the particular tax consequences to them.

                  In accordance with the Indentures governing bonds issued to the public by USX Corporation prior to the reorganization, the holding company has assumed all of the obligations under these bonds and also has assumed all obligations of USX Corporation relating to Industrial Revenue Bonds issued by various government entities relating to USX projects. A complete list of the bonds and Industrial Revenue Bond obligations assumed by the holding company is attached to this release.

                  This reorganization in corporate form is independent of the proposed separation of the energy and steel businesses of USX
Corporation that was announced on April 24, 2001. The proposed separation is subject to a number of conditions which, if satisfied, will result in two separate publicly traded companies.

                  In connection with the proposed separation of the energy and steel businesses referred to above, USX Corporation has filed a preliminary proxy statement and intends to file a definitive proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read these materials when they become available because they will contain important information. The foregoing reference to the separation is a "forward-looking statements" which is based on (1) a number of assumptions concerning future events made by management and (2) information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other facts, many of which are outside USX Corporation's control, that could cause actual events to differ materially from such statements. For a more detailed description of some but not all of the conditions to the separation, readers are referred to USX's press release and Current Report on Form 8-K dated April 24, 2001.


     USX Corporation Publicly Traded Bonds and Industrial Revenue Bond Obligations Assumed In The July 2, 2001 Holding Company Reorganization


                    Public Debt Issued Under Indentures

6.65% Notes Due 2006
6.85% Notes Due 2008
7.20% Notes Due 2004
8.5% Debentures Due 2023
8.125% Debentures Due 2023
9.125% Debentures Due 2013
9.375% Debentures Due 2012
9.375% Debentures Due 2022
9.625% Debentures due 2003
Marathon 7% Guaranteed Notes Due 2002
Medium-Term Notes Series A

                          Industrial Revenue Bonds

Fremont, Wyoming - Series 1979
State of Ohio Variable Rate - Series 1984
TXO Environmental Bonds - Series 1984
Allegheny County - Refunding Series 1994 A
Fairfield, AL - Refunding Series 1994 A
Bucks County, PA - Refunding Series 1995
Fairfield, AL - Refunding Series 1995
Ohio Air Quality - Refunding Series 1995
Utah County, Utah - Refunding Series 1995
Allegheny County - Refunding Series 1996
Indiana Development Finance Authority - Refunding Series 1996
Allegheny County - Series 1998 1st Refunding
Bucks County - Refunding Series 1998
City of Fairfield, AL - Refunding Series 1998
Gulf Coast, Texas - Waste Disposal - Refunding Series 1998
Indiana Development Finance Authority Variable - Refunding Series 1998 Allegheny County Variable - Refunding Series 1998
Allegheny County - Series 1998 2nd Refunding
Indiana Development Finance Authority - Refunding Series 1998
Parish of St. John the Baptist, State of Louisiana - Refunding Series 1998 State of Ohio Refunding - Refunding Series 1999